Exhibit 10.31
AGREEMENT
THIS AGREEMENT (this “Agreement”) dated as of January 13, 2010 (the “Effective Date”), is entered into between CRYOPORT, INC., a Nevada corporation (“CryoPort”), having a place of business at 20382 Barents Sea Circle, Lake Forest, California 92630, and FEDERAL EXPRESS CORPORATION, a Delaware corporation (“FedEx”), having a place of business at 3610 Hacks Cross Road, Memphis, Tennessee 38125, with respect to the following facts:
WHEREAS, CryoPort has developed certain liquid nitrogen shipping vessels, together with certain order processing and tracking systems, in situ package monitoring and other services relating to the use and transport thereof.
WHEREAS, FedEx desires to lease the Containers (as defined below) and to provide transportation services therefor to its customers by FedEx or its Affiliates hereunder, and CryoPort and FedEx desire to enter into this Agreement to facilitate the use of the Containers, on the terms and conditions hereof.
NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the parties agree as follows:
1. Definitions. For purposes of this Agreement, the terms defined in this Section 1 shall have the respective meanings set forth below:
1.1 “Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person. A Person shall be regarded as in control of another Person if it owns, or directly or indirectly controls, at least fifty percent (50%) of the voting stock or other ownership interest of the other Person, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other Person by any means whatsoever.
1.2 “Authorized Affiliate or Contractor” shall mean, with respect to a specific Container leased under a Lease Transaction, any Affiliate or contractor of FedEx that is engaged by FedEx for the purposes of handling such leased Container in the course of such Lease Transaction.
1.3 “Commencement Date” shall mean, with respect to any Lease Transaction, the date that the term of such Lease Transaction commences as indicated on the applicable Order Confirmation.
1.4 “Containers” shall mean, collectively, the liquid nitrogen frozen. temperature controlled shipping vessels described more specifically in Schedule 1, and “Container” shall mean any of the Containers. Any Container may include a Smart Module, although the Smart Module is not part of the Container.

[*]	The following portion has been omitted pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

1.5 “CryoPort Express” shall mean the supply and use of Containers and the Related Goods and Services for frozen temperature-controlled cold chain transportation of contents.
1.6 “CryoPort Express Portal” shall mean the web portal for customer order entry, shipment tracking and content monitoring by CryoPort, invoicing of FedEx by CryoPort, and related services; in each case for CryoPort Express
1.7 “Customer” shall mean any Person that places an Order with FedEx for services that include the use of CryoPort Express with FedEx transportation services, that is accepted by CryoPort, all in accordance with this Agreement.
1.8 “FedEx Lost Container Fee” shall mean, with respect to any Container, the lost Container fee forth on Schedule 2.
1.9 “Fees” shall mean (a) with respect to any Container, the applicable fees and additional fees forth on Schedule 2, and (b) with respect to any Related Goods and Services, the applicable fees set forth on Schedule 3 or otherwise agreed upon in writing by the parties, in each case subject to adjustment as set forth in this Agreement.
1.10 “Interregional” shall mean any Lease Transaction that is not Regional.
1.11 “Lease Transaction” shall mean each lease of a Container to be transported by FedEx or its Affiliates hereunder, and the provision of any Related Goods and Services, pursuant to an Order that is accepted by CryoPort in accordance with Section 4 as evidenced by an Order Confirmation.
1.12 “Maximum Container Lease Fee” shall mean, with respect to any Container, the maximum Container lease fee set forth on Schedule 2.
1.13 “Maximum Smart Module Lease Fee” shall mean, with respect to any Smart Module, the maximum Smart Module lease fee set forth on Schedule 3.
1.14 “Order” shall mean any order for the lease of a Container to be transported by FedEx or its Affiliates hereunder, and (if requested) Related Goods and Services, placed in accordance with Section 4.
1.15 “Order Confirmation” shall mean, with respect to any Order, the evidence of the acceptance of such Order issued by CryoPort in accordance with Section 4.

[*]	The following portion has been omitted pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

1.16 “Persons” shall mean individuals, corporations, partnerships, limited liability companies, trusts, business trusts, associations, joint stock companies, joint ventures, pools, syndicates. sole proprietorships, unincorporated organizations, governmental authorities and any other forms of entity not specifically listed herein, and “Person” shall mean any of the Persons.
1.17 “Regional” shall mean any Lease Transaction for which (a) all shipping addresses, as set forth in the applicable Shipping Plan, are located in any country in the European Union, or (b) all shipping addresses, as set forth in the applicable Shipping Plan. are located in the same country located outside the European Union.
1.18 “Related Goods and Services” shall mean, collectively, the services, data loggers, shipping materials and other products and services (other than the lease of the Containers) relating to use, monitoring and transport of the Containers, in each case as offered to FedEx from time to time by CryoPort hereunder as described in Schedule 3 or otherwise agreed upon in writing by the parties, and “Related Good or Service” shall mean any of the Related Goods and Services.
1.19 “Shipping Plan” shall mean, with respect to each Lease Transaction, (a) the name of each Person (together with its shipping address) to whom the applicable leased Container shall be transported, and (b) the order and sequence in which such leased Container shall be transported to each such Person, all as described more specifically in the applicable Order Confirmation.
1.20 “Smart Module” shall mean the battery operated USB or Wireless device provided by CryoPort and attached to a temperature-controlled shipping vessel for the purpose of monitoring temperature and other physical parameters within and around such shipping vessel.
For clarity, the Smart Module shall not include a device solely for purposes of external package tracking, and external (but not internal) package monitoring, performed by FedEx. Smart Modules shall not be utilized with any Lease Transaction unless requested by the Customer.
2. Scope of Relationship.
2.1 On the terms and conditions of this Agreement, FedEx shall have the right to, and shall, promote, market and sell transportation of the Containers by FedEx, and the Related Goods and Services, hereunder. FedEx shall have the right to contract its obligations relating to the handling of the Containers hereunder to any Authorized Affiliate or Contractor. FedEx shall ensure that each Authorized Affiliate or Contractor complies with the applicable terms and conditions of this Agreement and shall be liable to CryoPort for their noncompliance.

[*]	The following portion has been omitted pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

2.2 FedEx shall not offer to sell, or sell, transportation of the Containers or the Related Goods and Services to any party that FedEx has reason to believe shall resell use of the Containers or the Related Goods and Services. Neither FedEx nor its Authorized Affiliate or Contractor shall offer a monitoring device competitive with the Smart Module for use with any Container. For clarity, the foregoing shall not prohibit FedEx from performing external package tracking, and external (but not internal) package monitoring (including by use of FedEx’s SenseAware product).
2.3 The parties acknowledge and agree that CryoPort shall solely own and control all technology (and related intellectual property rights) relating to the Containers (including the manufacture and use thereof), the CryoPort Express Portal and the Smart Module, and all CryoPort developed technology, together with all modifications and improvements thereto.
3. Lease. On the terms and conditions of this Agreement, CryoPort hereby leases to FedEx, and FedEx accepts for lease, such Containers as listed on an Order Confirmation.
4. Lease Transactions. Each Lease Transaction shall take place as follows, and in accordance with such policies and procedures as more specifically agreed in writing by the parties.
4.1 FedEx shall place each Order for CryoPort Express hereunder with CryoPort through the CryoPort Express Portal, in such manner, by such means and containing such information as specified by CryoPort.
4.2 CryoPort shall use commercially reasonable efforts to accept or reject an Order as soon as possible and in any event no later than 24 hours after receipt of the Order. Each Order that is accepted shall be evidenced by issuance of an Order Confirmation. The Order Confirmation shall confirm for each Lease Transaction the following: (a) the name and shipping address of the applicable Customer, (b) the CryoPort facility, which shall be the location nearest to the Customer location where the Container shall be picked-up to begin the Lease Transaction, and the CryoPort facility, which shall be the location nearest to the final location identified by the Customer, traditionally the location of the applicable laboratory, where the Container shall be delivered to end the Lease Transaction, (c) the applicable Shipping Plan, (d) the number and type of leased Container(s), (e) a description of the designated contents to be shipped, together with the applicable government regulated codes and descriptions (including without limitation, hazardous classification and harmonization codes) therefor, where applicable, (f) the Commencement Date, (g) the Related Goods and Services (if any), and (h) the applicable Fees. Acceptance or rejection of each Order shall be communicated to FedEx. Acceptance of any Order is subject to availability of Containers and Related Goods and Services. The Customer placing the Order shall have the right to cancel a Lease Transaction four (4) days prior to the Commencement Date. CryoPort shall make the Container(s) which are the subject of the Order available for pick-up by FedEx on the Commencement Date at the CryoPort facility indicated on the Order Confirmation prior to the designated pick-up time for that location. The parties acknowledge that exceptions to the above Procedures may be necessary or beneficial on occasion and said exceptions shall be agreed upon through procedures established by the parties in writing.

[*]	The following portion has been omitted pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

4.3 For each transaction, CryoPort must affix the applicable shipping or transportation labels as set forth in the applicable Order.
4.4 For each Lease Transaction, FedEx or its Affiliates shall be responsible for delivering the applicable Container(s) in accordance with the applicable Shipping Plan as set forth in the applicable Order Confirmation and in accordance with this Agreement.
4.5 For each Lease Transaction, unless CryoPort otherwise expressly agrees in writing, (a) FedEx shall not use, and shall prohibit each Customer from using, the applicable Containers for any purpose other than the transport of the designated contents, and (b) FedEx shall not transport, and shall prohibit each Customer from transporting, the applicable Container to any Person (other than FedEx or an Authorized Affiliate or Contractor) or address other than as specified in the applicable Shipping Plan, as evidenced by the shipping labels affixed to the Container(s) by CryoPort.
4.6 FedEx shall provide CryoPort with periodic good faith estimates of the reasonably anticipated demand for Containers hereunder, which shall be nonbinding and for planning purposes only.
4.7 CryoPort agrees that by October 31, 2010, in addition to the current existing recycling centers in New Delhi, India and Lake Forest, California, recycling centers will be operational in [*] and [*], located near the largest FedEx outbound ramp in each respective country. By June 30, 2011, CryoPort will cause a recycling center to be operational in [*].
5. Movement Lease.
5.1 Containers and Smart Modules shall be leased on a per movement basis (“Movement Lease”). Lease Transactions commence on the Commencement Date and end at the end of each movement. A movement is defined as that time when the Container is received by FedEx and completed when the Container has been returned to CryoPort, as described in Section 4. CryoPort shall be compensated by payment of the applicable Fees for each Lease Transaction where a Container has been tendered to FedEx for delivery on the Commencement Date of such Lease Transaction in accordance with the applicable provisions of this Agreement.

[*]	The following portion has been omitted pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

5.2 If FedEx fails to return to CryoPort the applicable Container within fourteen (14) days after the Commencement Date of the applicable Lease Transaction as set forth on the applicable Order Confirmation, FedEx additionally shall pay to CryoPort the applicable additional Fees specified in Schedule 2 hereto.
6. Delivery and Return.
6.1 Delivery. With respect to each Lease Transaction, FedEx shall take possession of the Container on the Commencement Date at the CryoPort facility identified on the Order Confirmation. If CryoPort delivers a Container that is not serviceable, CryoPort shall, at its own expense, promptly replace the non-serviceable Container utilizing, to the extent practical, a FedEx service for the transportation of such replacement Container. Because of delivery and return logistics, CryoPort reserves the right to substitute Container serial numbers for the Container serial numbers indicated on the Order Confirmation up until the execution of the Delivery Form.
6.2 Return. FedEx shall return the Container(s) and Smart Module(s) to the CryoPort facility specified in the Order Confirmation free and clear of any claims, liens or encumbrances (other than any claims, liens or encumbrances against CryoPort) in a serviceable, emptied and clean condition (free and clear of any debris) without damage caused by FedEx or a Customer, except for ordinary wear and tear. Within seventy two (72) hours after return of the Container(s) and Smart Module(s), CryoPort shall complete and send to FedEx a mutually acceptable form (the “Return Form”) indicating any non-allowable damages. Unless otherwise indicated on the Return Form, the inspection by CryoPort and the execution of the Return Form shall indicate that there are no such damages or unresolvable contamination.
7. Use of Containers and Smart Modules. FedEx shall, and shall cause each Customer, sender and recipient of a Lease Transaction to, (a) use the Containers and Smart Modules in a careful and proper manner and in accordance with the use guidelines established from time to time by CryoPort and provided to FedEx (the “Guidelines”), (b) not use the Containers and Smart Modules or allow the Containers or the Smart Module to be used for any unlawful purpose, (c) not modify, deconstruct or reverse engineer the Containers or the Smart Modules, and (d) use every reasonable precaution to prevent loss or damage to the Containers and the Smart Modules and to prevent injury to persons and property.

[*]	The following portion has been omitted pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

8. Loss or Damage. Aside from claims related to faulty construction and manufacturer defects, FedEx shall bear all risk of loss, damage, theft, destruction, attachment, seizure, unresolvable contamination or the like (any such event being referred to as a “Casualty”) of or to the Container(s) and the Smart Module(s), reasonable wear and tear excepted. No Casualty shall impair the obligations of FedEx to pay the Fees for the lease term of the applicable Lease Transaction. As soon as is commercially reasonable upon FedEx becoming aware of a Casualty, FedEx shall provide CryoPort with written notice detailing such Casualty. In addition to the applicable Fees for a Container or Smart Module that have accrued prior to CryoPort’s receipt of notice of the good faith declaration of such Casualty (and without otherwise limiting any rights or remedies available to CryoPort), upon invoice to FedEx, (a) where the applicable Container or Smart Module is not declared in good faith to be lost or irretrievable, FedEx shall reimburse CryoPort for the reasonable costs of repairing the affected Container (but not exceeding the FedEx Lost Container Fee) or the affected Smart Module (but not exceeding the Maximum Smart Module Lease Fee), and (b) where the applicable Container or Smart Module is declared in good faith to be lost or irretrievable, FedEx shall pay to CryoPort for an additional amount equal to the FedEx Lost Container Fee for the affected Container or the Maximum Smart Module Lease Fee for the affected Smart Module.
9. Financial Terms.
9.1 FedEx shall pay to CryoPort the applicable Fees for each Lease Transaction as set forth in this Agreement. CryoPort’s current Fees for Lease Transactions (including additional Fees) are specified in Schedule 2. The Fees for any specific Lease Transaction may be subject to such increases or discounts as the parties mutually agree in writing and as set forth in an amendment to this Agreement.
9.2 For all Related Goods and Services provided by CryoPort under this Agreement, FedEx shall pay to CryoPort the applicable Fees therefor.
9.3 FedEx shall remit to CryoPort the applicable Fees for each Lease Transaction, the applicable Fees for any Related Goods and Services, and all other amounts owing to CryoPort hereunder, unless otherwise set forth in this Agreement not later than thirty (30) days after receipt of each invoice. FedEx may withhold payments of amounts disputed in good faith by FedEx, provided that FedEx (i) pays all undisputed charges on or before the due date, (ii) presents within thirty (30) days after the due date a written statement and appropriate documentation of the billing discrepancy or dispute to CryoPort in reasonable detail, and (iii) cooperates to resolve the dispute within fifteen (15) days from the date of CryoPort’s receipt of FedEx’s documentation.

[*]	The following portion has been omitted pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

9.4 Taxes.
9.4.1 Payment Responsibilities. FedEx is responsible for paying all taxes, excises, duties and assessments (individually a “Tax” and collectively the “Taxes”) that any government or agency having jurisdiction levies, assesses or imposes relating to each Lease Transaction. CryoPort shall reasonably cooperate with FedEx in contesting or protesting the validity or application of any Tax. If CryoPort receives a refund of any part of a Tax that FedEx has paid, CryoPort shall promptly remit the amount of the refund to FedEx. CryoPort shall reasonably cooperate with FedEx to the extent that FedEx reasonably requests and to the extent practicable to minimize the amount of Taxes for which FedEx is responsible by virtue of the foregoing.
9.4.2 Extent of Obligations. FedEx’s obligations arising out of this Section 9.4 does not extend to Taxes based upon, measured by or with respect to, net or gross income, receipts or capital or any similarly based Tax.
9.4.3 Invoicing for Taxes. To the extent that there are any Taxes due relating to a Lease Transaction that are levied, assessed or imposed by the applicable taxing authority to CryoPort, CryoPort shall submit to FedEx an invoice with the amount of such Taxes separately itemized therefor in accordance with the terms of this Agreement. With respect to each Tax itemized in an invoice, if FedEx chooses not to contest or protest the validity or application of the Tax in accordance with Section 9.4.1, FedEx shall (i) pay the Tax to CryoPort within thirty (30) days after receipt in accordance with the terms of this Agreement, (ii) timely pay the Tax directly to the taxing authority, if applicable law permits, or (iii) provide CryoPort an exemption certificate or other similar document reflecting that all or some part of charges are exempt from the imposition of the Tax, whichever FedEx elects. If FedEx remits the Tax to CryoPort in accordance with division (i) above, CryoPort shall provide to FedEx, at FedEx’s written request, evidence of CryoPort’s timely remittance of the Tax to the taxing authority. If FedEx provides an exemption certificate or other similar document for any Tax in accordance with division (iii) above, but the applicable taxing authority nevertheless determines that such Tax is owed, FedEx shall indemnify CryoPort for all losses, liabilities, damages and expenses incurred in connection therewith.
10. Operations.
10.1 Provisioning of Containers. CryoPort shall be responsible for supplying and recharging the Containers and for all recycling (other than recycling of non-returned cardboard and paper) related to the Containers hereunder. Using the information provided by FedEx, CryoPort shall generate and affix to each Container for each Lease Transaction the applicable shipping labels for each segment of the transport of such Container for such Lease Transaction, and the applicable shipping documents.
10.2 Shipping and Transportation Services. Except to the extent otherwise set forth in the Shipping Plan for a specific Lease Transaction, FedEx shall provide and be responsible for all pickup, delivery, shipping, and tracking for use of the CryoPort Container pursuant to this Agreement.

[*]	The following portion has been omitted pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

10.3 Promotion, Marketing and Sales.
(a) FedEx and its Affiliates shall have the nonexclusive right, at its sole expense, to promote, market and sell use and transportation of CryoPort Containers, and the Related Goods and Services, on the terms and conditions hereof.
(b) Upon written agreement of the parties, CryoPort shall assist FedEx promotion, marketing and sales efforts for use and transportation of CryoPort Containers, and the Related Goods and Services, by providing sales support, training FedEx employees and assisting in joint customer sales calls based on a mutually agreed and reasonable plan and schedule. The parties shall mutually agree upon the payment to CryoPort of any applicable fees therefor.
10.4 Orders and the CryoPort Express Portal. All Lease Transactions shall be processed through the CryoPort Express Portal, which shall be owned and controlled by CryoPort. Neither FedEx nor its Affiliates shall use the CryoPort Express Portal for any other use without the prior express written consent of CryoPort.
10.5 Branding and Promotional Materials.
(a) The Containers shall be branded under, and shall bear, the name “CryoPort Express,” together with such other names and marks, and in such manner, as CryoPort reasonably requires. FedEx shall not alter or cover any such names and marks on the Containers.
(b) FedEx shall not make any representations, warranties or statements regarding CryoPort, the Containers, the Related Goods and Services or CryoPort Express, or publish, distribute or use any materials containing the CryoPort name or marks or otherwise relating to CryoPort, the Containers, the Related Goods and Services or CryoPort Express, that are additional or contrary to the representations, warranties, and statements provided by CryoPort to FedEx for the purpose of this Agreement, unless expressly authorized in advance by CryoPort.
(c) CryoPort hereby grants to FedEx a nonexclusive license under its trademarks and related rights for the promotion, marketing and sales of CryoPort Containers and transportation thereof in accordance with the provisions of this Agreement. The parties shall discuss from time to time the use of such trademarks and related rights for such promotion, marketing and sales.

[*]	The following portion has been omitted pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

10.6 Tracking. All shipments shall be tracked by FedEx. With respect to each Lease Transaction, each Customer shall be assigned a FedEx customer number, and all Lease Transactions shall be identified using a FedEx provided tracking number.
10.7 Information Technology. The parties shall collaborate, and provide such services and support, for the development of such information technology and interfaces as the parties mutually determine are necessary and appropriate for the activities conducted under this Agreement.
10.8 Data Security. Each party shall maintain in confidence, not disclose to any third party and not use for any purpose other than conducting the activities hereunder all personally identifying data and information regarding each Customer. Such confidentiality obligations shall not apply (a) to the extent that a party is required to disclose information by applicable law, regulation or order of a governmental agency or a court of competent jurisdiction (in each case as determined by such party’s legal counsel), and (b) to any information to the extent that a party can establish by written documentation (i) is known to by party as evidenced by its written records before receipt thereof from the disclosing party, (ii) is disclosed to such party free of confidentiality obligations by a third party who has the right to make such disclosure, or (iii) is or becomes part of the public domain through no fault of such party. The parties may establish more detailed data security protocols by mutual written agreement.
11. FedEx’s Exclusive Benefit. The parties agree that this Agreement is executed for the benefit of FedEx’s exclusive use of the Container(s) leased hereunder, and FedEx shall not sublease, sublet, loan, or otherwise release to any third party (other than to an Affiliate of FedEx performing transportation services in the ordinary course of FedEx’s business as currently conducted) use of any of the Container(s) unless expressly set forth in this Agreement or otherwise expressly agreed in writing by CryoPort.
12. Rights to Containers. CryoPort and FedEx agree that each Lease Transaction is an agreement of lease only and nothing contained in this Agreement may be construed as conveying to FedEx any right, title or interest in or to the Containers or the Smart Modules except as a lessee. FedEx recognizes and acknowledges that FedEx has the right to maintain possession of the Container(s) and the Smart Module(s) conditional upon FedEx’s compliance with the terms of this Agreement. FedEx shall not, without the prior written consent of CryoPort, assign or sublease any of the Containers or the Smart Modules, or hypothecate, pledge or otherwise encumber or suffer a lien upon or against or otherwise convey any interest in this Agreement or any Container or the Smart Module leased hereunder (or purport to do any of the foregoing). FedEx shall indemnify CryoPort from any and all losses, liabilities, damages and expenses (including reasonable attorneys’ fees and costs) resulting from any such actual or purported assignment, sublease, hypothecation, pledge, encumbrance, lien or conveyance. Upon request of CryoPort and where reasonable and appropriate, FedEx shall execute and deliver a financing statement or similar documents, and take such other actions, to permit CryoPort to perfect a security interest in, or to evidence CryoPort’s ownership of, the Containers or the Smart Modules. In addition, FedEx shall not suffer to be removed any CryoPort markings contained on any Container or Smart Module.

[*]	The following portion has been omitted pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

13. Container Warranties; Limitations.
13.1 CryoPort warrants that the Containers during the applicable lease term (a) meet the certification requirements as and when issued by the FAA or any other applicable governing body, and (b) shall operate within the temperature ranges specified on CryoPort’s then-current specifications therefor for the periods stated therein when operated in accordance with the Guidelines, receipt of which is acknowledged by FedEx (“Authorized Warranty”). FedEx shall not make any representations or warranties outside the scope of the Authorized Warranty. Any claim against CryoPort for breach of the Authorized Warranty shall be made in writing and promptly pursued within one (1) year from the date of delivery of the Container(s) at issue.
13.2 THE AUTHORIZED WARRANTY STATED HEREIN IS IN LIEU OF ANY AND ALL WARRANTIES AND CRYOPORT DISCLAIMS ALL OTHER WARRANTIES RELATING TO THE CONTAINERS AND THE RELATED GOODS AND SERVICES, EXPRESS OR IMPLIED, EXCLUDING ANY WARRANTY OF NONINFRINGEMENT. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, DAMAGES DUE TO LOSS OF USE, LOST PROFITS OR ANY INDIRECT DAMAGES, EVEN IF THE INDEMNIFIED PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT OR OTHERWISE.
13.3 Subject to the terms and conditions of this Agreement, CryoPort shall indemnify and hold harmless FedEx, its directors, officers, employees and agents from and against any and all claims, demands, causes of action, losses, damages, judgments, injuries and liabilities, including payment of attorney’s fees (collectively “Claims”) by third parties for (i) violations of any applicable law, ordinance, rule or regulation of the United States or any state, city, or other governmental body by CryoPort, (ii) the use or transportation of any Container by FedEx in accordance with the provisions of this Agreement, (iii) any breach of the Authorized Warranty, and (v) CryoPort’s negligence or willful misconduct. Subject to Section 13.2 herein, nothing in this Agreement shall be construed to limit CryoPort’s liability to FedEx for loss or damage suffered by FedEx as a result of CryoPort’s actions or inactions related to this Agreement.
13.4 Subject to the terms and conditions of this Agreement, FedEx shall indemnify and hold harmless CryoPort, its directors, officers, employees and agents from and against any and all Claims by third parties for (i) violations of any applicable law, ordinance; rule or regulation of the United States or any state, city, or other governmental body by FedEx, and (ii) FedEx’s negligence or willful misconduct, excluding claims for cargo loss or damage. FedEx’s liability to CryoPort under this Agreement always be limited to the amount that CryoPort pays for such loss or damage. FedEx shall be solely liable for any claims of cargo loss or damage resulting from the negligence of FedEx.

[*]	The following portion has been omitted pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

13.5 The indemnifying party shall, promptly after it becomes aware of it, give the indemnified party prompt notice of any occurrence, event or condition in connection with which the indemnified party may be entitled to indemnification hereunder.
13.6 Intellectual Property Indemnification. CryoPort, at its own expense, shall indemnify, defend and hold harmless FedEx, its Affiliates (including the corporate patent company), directors, officers, employees and agents from and against any and all Claims by third parties based on an allegation that the use of the Containers, any software, source codes, programming documentation, or other items or materials furnished to FedEx under this Agreement, or the use, lease, or sale of the Containers or any such items or materials delivered under this Agreement, in each case in accordance with the provisions of this Agreement, infringe any United States or foreign intellectual property right of such third parties, and CryoPort shall pay any royalties and other costs related to the settlement of such Claim, and the cost and damages, including reasonable attorneys’ fees, finally awarded as a result of any suit based on such Claim, provided FedEx promptly notifies CryoPort in writing of any such Claim and gives CryoPort authority and such assistance and information as is available to FedEx for the defense of such Claim. Any out-of-pocket expenses reasonably incurred by FedEx in providing such assistance or information at the written request of CryoPort shall be at CryoPort’s expense. Notwithstanding, CryoPort shall not consent to any injunction decree, judgment, or settlement which would have the effect of imposing any liability on FedEx for which CryoPort is not responsible hereunder, without FedEx’s prior written consent.
13.7 Indemnification Procedures. If either party seeks indemnification hereunder (the “indemnified party”) from the other party (the “indemnifying party”) with respect to a third party Claim, the indemnified party will notify the indemnifying party as promptly as practicable and give the indemnifying party the opportunity and right to defend the Claim. The indemnified party will extend reasonable cooperation in connection with such defense. If the indemnifying party fails to defend the Claim within a reasonable time, the indemnified party may assume the defense thereof, and the indemnifying party will repay the indemnified party for reasonable expenses incurred in such defense (including reasonable attorneys’ fees, settlement payments and payments of judgments) until the indemnifying party assumes such defense. The foregoing indemnity obligations will extend only to the losses actually suffered by the indemnified party, reduced by any offsetting assets or services received from any third party including any insurer. The indemnifying party will be subrogated to all rights of the indemnified party against any third party with respect to any claim for which indemnity was paid. The obligations of the indemnifying party under this Section 13 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the consent of the indemnifying party, which consent shall not be withheld or delayed unreasonably.

[*]	The following portion has been omitted pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

14. Insurance. Each party shall maintain insurance sufficient to cover its interests and potential claims. All such insurance shall be obtained in such amounts and from reputable companies as is customary in the industry. Each party shall reasonably cooperate with any insurance companies producing insurance for the other party under this Section 14 in the investigation and defense of any claims and suits against the other party arising from the use or operation of the Containers.
15. Events of Default. The following shall be “Events of Default” hereunder with respect to this Agreement: (a) FedEx shall default in payment of any Fees or other amounts due hereunder, (b) either party shall be in breach of any other term of this Agreement, or (c) either party shall become insolvent, makes a filing in bankruptcy, dissolves or otherwise terminates its corporate existence.
16. Term and Termination. The term (the “Term”) of this Agreement shall commence on the Effective Date and shall terminate on December 31, 2012; provided, this Agreement and any applicable Order Confirmation shall survive with respect to any Lease Transaction still in effect at such expiration date until the end of the lease period for that Lease Transaction and the return of the applicable Container(s) and Smart Module(s) as provided herein. Either party may terminate this Agreement on written notice to the other party on the occurrence of any Event of Default that remains unremedied for more than ten (10) days in the case of an Event of Default described in clause (a) of Section 15, and thirty (30) days in the event of any other Event of Default, after written notice from the non-defaulting party to the defaulting party specifying such Event of Default. FedEx shall have the right to terminate for convenience upon one hundred eighty (180) days prior express written notice. Sections 2.3, 13, 14, 16 and 17 shall survive termination or expiration of this Agreement. No remedy referred to in this Section 16 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available at law or in equity.
17. General Provisions.
17.1 Force Majeure. No party to this Agreement shall be liable to the other party for any failure or delay in fulfilling an obligation hereunder other than payment of money, if said failure or delay is attributable to circumstances beyond its control, including, but not limited to, any fire, terrorism, power failure, labor dispute or government measure (“Force Majeure”). The Parties agree that the deadline for fulfilling the obligation in question shall be extended for a period of time equal to that of the continuance of the Force Majeure. Each party shall use all commercially reasonable efforts to minimize the effect of the Force Majeure on its performance under this Agreement.

[*]	The following portion has been omitted pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

17.2 Notices. Notices under this Agreement shall be valid if given in writing and sent by recognized overnight courier, registered mail or fax to the addresses shown on the invoice. Notices shall be effective upon receipt. A copy of all notices shall be sent to the following:
FedEx Legal Sales Transactions and Alliances
3620 Hacks Cross Road, Building B, Third Floor
Memphis, Tennessee 38028
17.3 Operation of Containers. FedEx agrees that in its use and handling of the Containers it shall strictly comply with the Guidelines and such additional instructions as CryoPort shall provide in writing to FedEx so long as such instructions are provided in advance and agreed upon between the parties. FedEx agrees that it shall comply with all applicable laws and regulations relating to its use and possession of the Containers.
17.4 Non-Waiver. No failure by either party to exercise, nor delay by either party in exercising, any right or remedy which it may have under or with respect to this Agreement shall operate as a waiver thereof of any other right or remedy available to either party. No waiver of any such right shall be effective unless the same shall be in writing and signed by the parties.
17.5 Integration. This Agreement (including any Schedules and Order Confirmations) constitutes the entire agreement between the parties. This Agreement only may be amended by a written agreement between authorized representatives of the parties. If any portion of this Agreement is held to be invalid in any jurisdiction, such provisions shall be severed from this Agreement and the remaining provisions shall remain in full force and effect. Any term or condition set forth in any Order, Order Confirmation or other document or instrument (other than as expressly required hereby) that conflicts with, or adds to, the terms of this Agreement shall be of no force or effect, except if such document or instrument is duly executed and delivered by each party and expressly and conspicuously references and supersedes this Agreement.
17.6 Confidentiality and Advertising Restrictions. Except to the extent disclosure is required by applicable law, regulation or court order, the parties agree that this Agreement and the terms hereof shall be kept strictly confidential by them, and each party shall in each instance obtain the prior written approval of the other concerning exact text and timing of news releases, articles, brochures, advertisements, prepared speeches and other information releases concerning this Agreement. Except as otherwise expressly set forth in Section 10.5(c), no license or grant whatsoever pertaining to a party’s trademarks, trade name, logos, service marks or other intellectual property is granted to the other party pursuant to this Agreement.

[*]	The following portion has been omitted pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

17.7 Assignment. The parties acknowledge that this Lease Agreement and its rights, duties and obligations are personal to the parties and may not be assigned, delegated or otherwise transferred without prior written consent; provided, however, that either party may, without the written consent of the other, assign this Agreement and its rights and delegate its obligations hereunder in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger, consolidation, change in control or similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement. Any purported assignment, delegation or transfer in violation of this Section 17.7 shall be void.
17.8 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without reference to the conflicts of laws provisions thereof.
17.9 Counterparts. THIS AGREEMENT MAY BE EXECUTED IN COUNTERPARTS, EACH OF WHICH, WHEN SO EXECUTED AND DELIVERED, SHALL CONSTITUTE AN ORIGINAL, FULLY ENFORCEABLE COUNTERPART FOR ALL PURPOSES EXCEPT THAT ONLY THE COUNTERPART STAMPED OR MARKED ‘COUNTERPART NUMBER 1’ SHALL CONSTITUTE ‘CHATTEL PAPER’ OR OTHER ‘COLLATERAL’ WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY JURISDICTION.
EACH PARTY’S SIGNATURE BELOW ACKNOWLEDGES THAT SUCH PARTY HAS READ AND UNDERSTANDS EACH OF THE TERMS AND CONDITIONS OF THE AGREEMENT AND AGREES TO BE BOUND BY THEM.

FEDERAL EXPRESS CORPORATION			CRYOPORT, INC.

By:	/s/ James R. Muhs		By:	/s/ Larry G. Stambaugh
	Name:	James R. Muhs		Name:	Larry G. Stambaugh
	Title:	SVP — FedEx Express		Title:	Chairman & CEO

[*]	The following portion has been omitted pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

SCHEDULE 1
CONTAINERS

Model No.	Description

XP10
CryoPort Express® Shipper, an IATA certified, nonhazardous, prepackaged, cryogenic dry vapor shipping container which holds 5.5 liters liquid nitrogen fully absorbed in a porous material, has a full weight of 10.2 kilograms and as per IATA special provision A152 is suitable for, but not limited to, shipping biological and infectious substances.

[*]	The following portion has been omitted pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

SCHEDULE 2
FEES FOR CONTAINERS

	Fee per		Additional Fees per			Maximum
Model	Lease Transaction[1]		Lease Transaction[2]		FedEx Lost	Container
No.	Regional	Interregional	Regional	Interregional	Container Fee	Lease Fee
XP10	[*]	[*]	[*]	[*]	[*]	[*]
[*]
[*]
The XP10 Container lease fee of [*] per Lease Transaction is included in the total Fee for such Lease Transaction and shall be included on a separate line item on the applicable invoice therefor.

[1]	For up to 14 calendar days after the applicable Commencement Date.

[2]	Applicable if the Container is not returned to CryoPort within 14 calendar days after the applicable Commencement Date, for each period of 14 calendar days (or portion thereof) thereafter, up to a maximum of the Maximum Container Lease Fee.

[*]	The following portion has been omitted pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

SCHEDULE 3
RELATED GOODS AND SERVICES AND APPLICABLE FEES

Part No.	Description	Fee

ACC-8960	Canes for holding vials during transport, pack of 15	[*]
ACC-9033	Canes for holding vials during transport, each	[*]
ACC-9034	1.8 ml cryogenic vial, each	[*]
ACC-8920	Lifter with two (2) 12-vial goblets, set	[*]
ACC-8850	Tyvek bags, pack of 10	[*]
ACC-3025	Absorbent cloths, pack of 10	[*]
ACC-8900	Canister assembly with handle, each	[*]
ACC-8921	12-vial goblet with cover, each	[*]
ACC-1111	Use of a data logger for measuring and recording internal and external temperatures during shipment, per shipper/shipment	[*]
ACC-9030	UN3373 label, each	[*]
ACC-9031	UN2814 label, each	[*]
ACC-9032	UN2900 label, each	[*]
ACC-9035	Exempt human specimen label, each	[*]
ACC-9035	Exempt animal specimen label, each	[*]
SRV-EEI	Electronic export information (EEI) Filing Service, each	[*]
SM1	Smart Module	[*]	[3]
The Smart Module lease fee of [*] per Lease Transaction is included in the total Fee for such Lease Transaction and shall be included on a separate line item on the applicable invoice therefor.

[3]	Such Fee is for up to 14 calendar days after the applicable Commencement Date, and an additional fee for each period of 14 calendar days (or portion thereof) thereafter if the Smart Module is not returned to CryoPort within 14 calendar days after the applicable Commencement Date, up to a maximum of [*](the “Maximum Smart Module Lease Fee”).

[*]	The following portion has been omitted pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.